UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2015, Mobivity Holdings Corp., a Nevada corporation (the “Company”), completed a private placement of its securities to 24 accredited investors for the gross offering proceeds of $4,805,000.  Pursuant to the private placement, the Company sold 4,805,000 units of the Company’s securities at a price of $1.00 per unit.  Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.   The initial closing of the private placement took place on March 2, 2015 and was reported by way of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2015.

The units were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $234,500 in commissions from the Company.  In addition, for its services as placement agent, the Company issued to Emerging Growth Equities warrants to purchase an aggregate of 234,500 units, exercisable over a period of five years from the closing date, at an exercise price of $1.00 per unit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.
March 19, 2015	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer